Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-197318) of Everest Reinsurance Holdings, Inc. of our report dated March 26, 2015 relating to the financial statements and the financial statement schedules, which appears in this Form 10-K.

PricewaterhouseCoopers, LLP
New York, New York
March 26, 2015